UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 18, 2009
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)
(336) 294-4410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
     On February 18, 2009, Unifi Asia Holding, SRL, a wholly owned subsidiary of Unifi, Inc. (the “Registrant”), entered into an Equity Interest Transfer Agreement with Sinopec Yizheng Chemical Fiber Co., Ltd. (“YCFC”), to sell its 50% ownership interest in Yihua Unifi Fibre Industry Co. Ltd (“YUFI”) to YCFC for $9.0 million, subject to Chinese regulatory approvals and certain customary closing conditions. Following the sale YUFI will be a wholly owned subsidiary of YCFC. The Registrant anticipates that the sale will close prior to the end of the Registrant’s 2009 fiscal year and will not have a significant effect on the Registrant’s financial statements, or result in a material gain or loss for the Registrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/s/ Charles F. McCoy Charles F. McCoy
Vice President, Secretary and General Counsel
Dated: February 19, 2009